AEP Reports Strong 2013 Fourth-Quarter And Year-End Earnings; Completes Ohio Corporate Separation

 - Fourth-quarter earnings $0.71 per share GAAP and $0.60 per share operating

 - 2013 year-end earnings $3.04 per share GAAP and $3.23 per share operating

 - Company reaffirms commitment to its long-term earnings growth strategy of 4 to 6 percent driven by transmission growth, investment in utility infrastructure and cost discipline

COLUMBUS, Ohio, Jan. 27, 2014 /PRNewswire/ --

AMERICAN ELECTRIC POWER Preliminary, unaudited results

		Fourth quarter ended Dec. 31			Year-to-date ended Dec. 31
		2013	2012	Variance	2013	2012	Variance
Revenue ($ in billions)		3.8	3.6	0.2	15.4	14.9	0.5
Earnings ($ in millions):
	GAAP	346	21	325	1,480	1,259	221
	Operating	296	242	54	1,573	1,497	76
EPS ($):
	GAAP	0.71	0.05	0.66	3.04	2.60	0.44
	Operating	0.60	0.50	0.10	3.23	3.09	0.14
EPS based on 487mm shares in Q4 2013, 485mm in Q4 2012, 487mm in YTD 2013 and 485mm in YTD 2012

American Electric Power (NYSE: AEP) today reported fourth-quarter 2013 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $346 million or $0.71 per share, compared with $21 million or $0.05 per share in 2012. Operating earnings (excluding special items) for fourth-quarter 2013 were $296 million or $0.60 per share, compared with fourth-quarter 2012 operating earnings of $242 million or $0.50 per share. The difference in fourth-quarter 2013 GAAP and operating earnings was primarily due to the reversal of a third-quarter Texas regulatory disallowance.

GAAP earnings for year-end 2013 were $1.480 billion or $3.04 per share, compared with $1.259 billion or $2.60 per share in 2012. Operating earnings for 2013 were $1.573 billion or $3.23 per share, compared with $1.497 billion or $3.09 per share in 2012.

For the year, operating earnings were $93 million, or $0.19 per share higher than GAAP earnings, due to the following items (net of tax): plant impairments of $124 million, or $0.25 per share; a $25 million, or $0.05 per share, regulatory disallowance resulting from a Virginia State Corporation Commission order related to the ownership transfer of Amos Plant Unit 3; a $19 million, or $0.04 per share, reversal of a storm cost deferral in Virginia; and a $5 million, or $0.01 per share, restructuring charge. These negative items were offset partially by the effects of a U.S. Supreme Court decision resulting in a favorable $80 million, or $0.16 per share, United Kingdom (U.K.) windfall profits tax credit.

A full reconciliation of 2013 and 2012 GAAP earnings with operating earnings for the quarter and year to date is included in tables at the end of this news release.

"Our solid financial performance in 2013, despite the loss of significant retail margins in Ohio, reflects our focus on our earnings growth strategy – investment in our core regulated operations, including our transmission business, and achieving cost savings through sustainable process improvements," said Nicholas K. Akins, AEP's chairman, president and chief executive officer. "We remain committed to growing earnings 4 to 6 percent off of our 2013 earnings guidance range of $3.05 to $3.25 per share."

"AEP shareholders received a 14.2 percent total return in 2013, including dividends, which exceeded the total shareholder return of 7.8 percent for the S&P 500 Electric Utilities Index. We increased our annual dividend by 6.4 percent, and our debt to total capitalization improved to 54.3 percent, the lowest ratio in 15 years. Additionally, our qualified pension plan funding reached 99 percent.

"We benefited from successful regulatory proceedings in several jurisdictions, and our transmission investments delivered earnings improvement in every quarter, with transmission nearly doubling its earnings contribution in 2013," Akins said.

"We completed corporate separation of our Ohio assets on schedule and received all necessary approvals to transfer our AEP Ohio generating assets Dec. 31, 2013, to regulated affiliates and our new competitive generation affiliate. We appreciate the constructive participation from the regulators and stakeholders who were engaged in this process.

"I'm most impressed with the diligence and performance of our employees over the last year. We completed a second consecutive year with no fatalities, and they demonstrated an incredible commitment to safety, environmental stewardship and process improvement. Their creativity and focus on doing things better have been amazing, and I'm confident that we'll identify additional sustainable savings as we expand our initiatives to more areas of the company," Akins said.

EARNINGS GUIDANCE

Management reaffirmed 2014 operating earnings guidance of $3.20 to $3.40 per share. In providing operating earnings guidance, there could be differences between operating earnings and GAAP earnings for matters such as, but not limited to, impairments or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	4Q 13	4Q 12	Variance	YTD 13	YTD 12	Variance
Utility Operations	294	79	215	1,271	1,296	(25)
Transmission Operations	27	12	15	80	43	37
AEP River Operations	24	4	20	12	15	(3)
Generation and Marketing	1	3	(2)	16	7	9
All Other	0	(77)	77	101	(102)	203
Total GAAP Earnings	346	21	325	1,480	1,259	221

Operating Earnings	4Q 13	4Q 12	Variance	YTD 13	YTD 12	Variance
Utility Operations	244	283	(39)	1,444	1,517	(73)
Transmission Operations	27	13	14	80	44	36
AEP River Operations	24	4	20	12	15	(3)
Generation and Marketing	1	3	(2)	16	7	9
All Other	0	(61)	61	21	(86)	107
Total Operating Earnings	296	242	54	1,573	1,497	76
A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

Operating earnings from Utility Operations for fourth-quarter 2013 and the year decreased compared with the same periods in 2012 by $39 million and $73 million, respectively. This reflects the negative impact of the transition to competition in Ohio, including reduced capacity payments in the PJM Interconnection (PJM), and a change in the effective tax rate, partially offset by successful rate proceedings and the impact of colder weather in the first and fourth quarters of 2013 compared with milder weather in 2012.

Operating earnings from Transmission Operations for fourth-quarter 2013 and the year increased compared with the same periods in 2012 by $14 million and $36 million, respectively, due to increased transmission investment.

Operating earnings from All Other for fourth-quarter 2013 and the year increased $61 million and $107 million, respectively, compared with the same periods in 2012, primarily as a result of increased interest income associated with a favorable court decision related to U.K. windfall profit taxes and costs associated with the early retirement of parent debt in fourth-quarter 2012.

OPERATING MARGIN FROM UTILITY OPERATIONS
$ in millions

	4Q 13	4Q 12	Variance	YTD 13	YTD 12	Variance
East Regulated Integrated Utilities	775	751	24	3,130	2,991	139
Ohio Power Company	590	605	(15)	2,417	2,456	(39)
West Regulated Integrated Utilities	350	291	59	1,506	1,396	110
Texas Wires	163	149	14	662	642	20
Off-System Sales	54	49	5	231	324	(93)
Transmission Revenue - 3rd Party	155	133	22	585	500	85
Other Operating Revenue	104	121	(17)	499	506	(7)
Utility Margin	2,191	2,099	92	9,030	8,815	215
Margin represents total revenues less the related direct cost of fuel, including consumption of chemicals and emissions allowances and purchased power.

Retail Sales – Retail margins for fourth-quarter 2013 and the year were $82 million and $230 million higher, respectively, than for the same periods in 2012. Retail margins benefited from the favorable impact of rate decisions, partially offset by customer switching in Ohio. Additionally, in the first and fourth quarters of 2013, AEP experienced colder weather throughout its service territories compared with milder winter conditions in 2012. Retail sales include the East Regulated Integrated Utilities, Ohio Power Company, West Regulated Integrated Utilities, and Texas Wires.

Off-System Sales – Margins from Off-System Sales were $5 million higher for fourth-quarter 2013 and $93 million lower for the year compared with the same periods in 2012. The decrease for the year is primarily due to reduced capacity payments in PJM, lower trading activity and true-ups related to prior-period PJM expenses.

Transmission Revenue – 3rd Party – Transmission Revenue for fourth-quarter 2013 and the year was $22 million and $85 million higher, respectively, than for the same periods in 2012, primarily because of increased revenues in PJM, including revenues associated with customer switching.

SELECT OTHER OPERATING EXPENSES - UTILITY OPERATIONS

The following Utility Operations expense categories had significant fluctuations in 2013 compared with 2012 (dollars in millions):

	4Q 13	4Q 12	Variance	YTD 13	YTD 12	Variance
Operations and Maintenance Expense	1,006	938	68	3,464	3,311	153
Depreciation and Amortization	418	416	2	1,686	1,734	(48)
Other Income & Deductions	26	31	(5)	94	139	(45)
Taxes Other Than Income Taxes	211	195	16	855	827	28

Operations and Maintenance expenses in fourth-quarter 2013 and the year were $68 million and $153 million higher, respectively, when compared with the same periods in 2012. Approximately three-fourths of the yearly difference is the result of expenses associated with rate riders/trackers that provide dollar-for-dollar recovery. The remaining difference is primarily attributable to incremental plant outage work.

Depreciation and Amortization expense for the year decreased by $48 million when compared with the same period in 2012, primarily because of lower depreciation from Ohio plant impairments recorded in November 2012, partially offset by higher depreciation expense related to the Turk Plant entering service in December 2012.

Other Income & Deductions decreased in fourth-quarter 2013 and the year by $5 million and $45 million, respectively, when compared with the same periods in 2012, primarily due to lower Allowance for Funds Used During Construction related to the Turk Plant.

Taxes Other Than Income Taxes increased in fourth-quarter 2013 and the year by $16 million and $28 million, respectively, when compared with the same periods in 2012, primarily due to increased property taxes.

WEBCAST

American Electric Power's quarterly conference call with financial analysts and investors will be broadcast live over the Internet at 9 a.m. EST today at http://www.aep.com/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/webcasts.

The call will be archived on http://www.aep.com/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5.3 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a more than 40,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

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AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. The company's operating earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide another representation of the company's performance. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses operating earnings data internally to measure performance against budget and to report to AEP's board of directors.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate, growth or contraction within and changes in market demand and demographic patterns in AEP's service territory; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of retail competition, particularly in Ohio; weather conditions, including storms and drought conditions, and AEP's ability to recover significant storm restoration costs through applicable rate mechanisms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity and transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are cancelled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, or additional regulation of fly ash and similar combustion products that could impact the continued operation and cost recovery of AEP's plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, and other energy-related commodities; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; AEP's ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for capacity and electricity, coal, and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including PJM and SPP; the transition to market and the legal separation of generation in Ohio, including the implementation of ESPs and the successful approval, where applicable, and transfer of such Ohio generation assets and liabilities to regulated and nonregulated entities at book value; AEP's ability to successfully manage negotiations with stakeholders and obtain regulatory approval to terminate the Interconnection Agreement; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the 4th Quarter 2013
Reconciliation of GAAP to Operating Earnings

		2013
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		294	27	24	1	-	346	$ 0.71

Special Items
Adjustment to Impairments	a	4	-	-	-	-	4	$ 0.01
Amos Unit 3 Regulatory Disallowance	c	25	-	-	-	-	25	0.05
Turk Plant Impairment	c	(79)	-	-	-	-	(79)	(0.17)

Total Special Items		(50)	-	-	-	-	(50)	$ (0.11)

Operating Earnings		244	27	24	1	-	296	$ 0.60

Financial Results for the 4th Quarter 2012
Reconciliation of GAAP to Operating Earnings

		2012
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		79	12	4	3	(77)	21	$ 0.05

Special Items
Restructuring Program	a	20	1	-	-	1	22	$ 0.04
Ohio Plant Impairments	c	184	-	-	-	-	184	$ 0.38
UK Windfall Taxes	b	-	-	-	-	15	15	$ 0.03

Total Special Items		204	1	-	-	16	221	$ 0.45

Operating Earnings		283	13	4	3	(61)	242	$ 0.50

a	Reflected in Maintenance and Other Operation, and Income Tax Expense
b	Reflected in Income Tax Expense
c	Reflected in Asset Impairments and Other Related Charges, and Income Tax Expense.

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Three Months ending December 31,
ENERGY & DELIVERY SUMMARY	2013	2012	Change

Retail Electric (in millions of kWh):
Residential	14,083	13,163	7.0%
Commercial	12,058	11,909	1.3%
Industrial	14,009	14,467	(3.2%)
Miscellaneous	742	748	(0.8%)
Total Retail (a)	40,892	40,287	1.5%

Wholesale Electric (in millions of kWh): (b)	10,583	11,483	(7.8%)

Total KWHs	51,475	51,770	(0.6%)

(a) Represents energy delivered to distribution customers

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

American Electric Power

Financial Results for Year-to-Date 2013
Reconciliation of GAAP to Operating Earnings

		2013
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		1,271	80	12	16	101	1,480	$ 3.04

Special Items
Restructuring Program	a	5	-	-	-	-	5	0.01
Reversal of Storm Deferral - Virginia	a	19	-	-	-	-	19	0.04
UK Windfall Taxes	b	-	-	-	-	(80)	(80)	(0.16)
Muskingum River Plant Unit 5 Impairment	c	99	-	-	-	-	99	0.20
Big Sandy FGD Impairment	c	21	-	-	-	-	21	0.04
Adjustment to Impairments	a	4	-	-	-	-	4	0.01
Amos Unit 3 Regulatory Disallowance	c	25	-	-	-	-	25	0.05

Total Special Items		173	-	-	-	(80)	93	$ 0.19

Operating Earnings		1,444	80	12	16	21	1,573	$ 3.23

Financial Results for Year-to-Date 2012
Reconciliation of GAAP to Operating Earnings

		2012
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		1,296	43	15	7	(102)	1,259	$ 2.60

Special Items
Restructuring Program	a	28	1	-	-	1	30	0.06
Turk Plant Impairment	c	9	-	-	-	-	9	0.02
Ohio Plant Impairments	c	184	-	-	-	-	184	0.38
UK Windfall Taxes	b	-	-	-	-	15	15	0.03

Total Special Items		221	1	-	-	16	238	$ 0.49

Operating Earnings		1,517	44	15	7	(86)	1,497	$ 3.09

a	Reflected in Maintenance and Other Operation, and Income Tax Expense
b	Reflected in Income Tax Expense
c	Reflected in Asset Impairments and Other Related Charges, and Income Tax Expense.

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Twelve Months ending December 31,
ENERGY & DELIVERY SUMMARY	2013	2012	Change

Retail Electric (in millions of kWh):
Residential	59,382	58,780	1.0%
Commercial	49,668	50,024	(0.7%)
Industrial	56,884	59,594	(4.5%)
Miscellaneous	2,994	3,072	(2.5%)
Total Retail (a)	168,928	171,470	(1.5%)

Wholesale Electric (in millions of kWh): (b)	44,747	41,892	6.8%

Total KWHs	213,675	213,362	0.1%

(a) Represents energy delivered to distribution customers

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

CONTACT: MEDIA CONTACT: Melissa McHenry, Director, External Communications, 614/716-1120; ANALYSTS CONTACT: Bette Jo Rozsa, Managing Director, Investor Relations, 614/716-2840